Exhibit 2.1

Execution Copy

FIRST AMENDMENT TO
ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (“Amendment”) effective this 18th day of March, 2011 is by and among Cardo Medical, Inc., a Delaware corporation (“Cardo Medical”), Cardo Medical, LLC, a Delaware limited liability company (together with Cardo Medical, “Sellers” and each a “Seller”) and Arthrex, Inc., a Delaware corporation (“Buyer”).

Recitals

WHEREAS, Sellers and Buyer have previously entered into that certain Asset Purchase Agreement, dated as of January 24, 2011, including the exhibits and schedules thereto (the “Agreement”);

WHEREAS, in accordance with Section 10.1 of the Agreement, Sellers and Buyer wish to amend the Agreement to reflect the terms set forth below.

Agreement

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	The definition of “End Date” set forth in Exhibit A of the Agreement is hereby amended and restated in its entirety as follows:

“‘End Date’ means May 24, 2011; provided that if (i) the Closing has not occurred by reason of the failure to satisfy the condition provided in Section 7.1(c), but (ii) the SEC has cleared Cardo’s responses to the SEC’s comment letter and no unresolved comments are pending before the SEC with respect to the Information Statement on or before such date, then the End Date shall be June 24, 2011.”

2.	Except as amended by the terms of this Amendment, the Agreement remains in full force and effect.

3.	Unless otherwise defined, capitalized terms used herein have the meanings given to them in the Agreement.

[Signature Page Follows]IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first set forth above.

CARDO MEDICAL, INC.

By: /s/ Michael Kvitnitsky
Name: Michael Kvitnitsky
Title: President

CARDO MEDICAL, LLC

By: /s/ Michael Kvitnitsky
Name: Michael Kvitnitsky
Title: President

ARTHREX, INC.

By: /s/ Jon W. Cheek
Name: Jon W. Cheek
Title: Vice President